As filed with the Securities and Exchange Commission on May 18, 2023

No. 333-271271

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Westport Fuel Systems Inc.

(Exact name of Registrant as specified in its charter)

Alberta	3537	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable)

1691 West 75th Avenue,

Vancouver, British Columbia, V6P 6P2

(604) 718-2000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

C T Corporation System

28 Liberty Street

New York, NY 10005

USA

(212) 590-9070

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies of all communications, including communications sent to agent for service, should be sent to:

Steven B. Stokdyk, Esq. Lewis W. Kneib, Esq. Latham & Watkins LLP 355 South Grand Avenue, Suite 100 Los Angeles, CA 90071 USA	Bruce Hibbard Bennett Jones LLP 4500 Bankers Hall East 855 2nd Street SW Calgary, AB T2P 4K7 Canada

Approximate date of commencement of proposed sale to the public from time to time after the effectiveness of this Registration Statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A. ☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)

B. ☐	at some future date (check the appropriate box below)

1. ☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, if any, have been prepared in accordance with foreign generally accepted accounting principles, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in the home country of the Registrant. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that the Registrant is incorporated or organized under the laws of a foreign country, that some or all of its officers and directors may be residents of a foreign country, that some or all of the underwriters or experts named in the registration statement may be residents of a foreign country, and that all or a substantial portion of the assets of the Registrant and said persons may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada that permits certain information about these securities to be determined after this short form base shelf prospectus has become final and that permits the omission from this short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements has been obtained.

This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Investor Relations Department of Westport Fuel Systems Inc. ("Westport Fuel Systems" the "Corporation", "we", "us" or "our") at 1691 West 75th Avenue, Vancouver, British Columbia V6P 6P2, telephone (604) 718-2046 and are also available electronically at www.sedar.com. See "Documents Incorporated by Reference".

FINAL SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	May 18, 2023

WESTPORT FUEL SYSTEMS INC.

U.S.$200,000,000

Common Shares

Preferred Shares

Subscription Receipts

Warrants

Debt Securities

Units

This short form base shelf prospectus (the "Prospectus") relates to the offering for sale from time to time, during the 25-month period that this Prospectus, including any amendments, remains valid, of up to U.S.$200,000,000 (or the equivalent in other currencies or currency units based on the applicable exchange rate at the time of the offering) aggregate initial offering price or principal amount, as applicable, of our common shares ("Common Shares"), preferred shares ("Preferred Shares"), subscription receipts ("Subscription Receipts"), warrants to purchase Common Shares ("Warrants"), senior or subordinated debt securities ("Debt Securities"), and/or units comprised of one or more of the other securities described in this Prospectus in any combination, ("Units" and, together with the Common Shares, Preferred Shares, Subscription Receipts, Debt Securities and Warrants, the "Securities"). The Securities may be offered by us or by our securityholders. We, or our securityholders, may offer Securities in such amount and, in the case of the Preferred Shares, Subscription Receipts, Warrants, Debt Securities and Units, with such terms as we, or our securityholders, may determine in light of market conditions. We, or our securityholders, may sell the Preferred Shares, Subscription Receipts, Warrants and Debt Securities in one or more series.

The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at non-fixed prices, such as market prices prevailing at the time of sale or prices related to such prevailing market prices to be negotiated with purchasers, including sales in transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102 Shelf Distributions ("NI 44-102") including sales made directly on the TSX, the Nasdaq or other existing trading markets for the Securities, and as set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement"). This Prospectus may qualify an "at-the-market distribution", as defined under NI 44-102 (an "ATM Distribution").

There are certain risk factors that should be carefully reviewed by prospective purchasers. See "Risk Factors".

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to prospective purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements is available or has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The specific variable terms of any offering of Securities will be set forth in a Prospectus Supplement, including where applicable: (i) in the case of the Common Shares, the number of Common Shares offered, the currency (which may be Canadian dollars or any other currency), the issue price and any other specific terms; (ii) in the case of Preferred Shares, the number of Preferred Shares being offered, the designation of the series, the offering price, dividend rate, if any, and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the currency (which may be Canadian dollars or any other currency), the issue price, the terms and procedures for the exchange of the Subscription Receipts and any other specific terms; (iv) in the case of Warrants, the designation, the number of Warrants offered, the currency (which may be Canadian dollars or any other currency), number of the Common Shares that may be acquired upon exercise of the Warrants, the exercise price, dates and periods of exercise, adjustment procedures and any other specific terms; (v) in the case of Debt Securities, the designation, aggregate principal amount and authorized denominations of the Debt Securities, any limit on the aggregate principal amount of the Debt Securities, the currency (which may be Canadian dollars or any other currency), the issue price (at par, at a discount or at a premium), the issue and delivery date, the maturity date (including any provisions for the extension of a maturity date), the interest rate (either fixed or floating and, if floating, the method of determination thereof), the interest payment date(s), the provisions (if any) for subordination of the Debt Securities to other indebtedness, any redemption or purchase provisions, any repayment provisions, any terms entitling the holder to exchange or convert the Debt Securities into other securities, any defeasance provisions, security (if any) applicable to such Debt Securities and any other specific terms; and (vi)  in the case of Units, the designation, the number of Units offered, the offering price, the currency (which may be Canadian dollars or any other currency), terms of the Units and of the securities comprising the Units and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

You should read this Prospectus and any Prospectus Supplement before you invest in any Securities.

We have filed with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form F-10 relating to the Securities under the United States Securities Act of 1933 (as amended, the "U.S. Securities Act"). This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference into this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to any applicable full version or more detailed description of the contract, agreement or other document, as may be available electronically on SEDAR at www.sedar.com or on Westport Fuel Systems' website at www.wfsinc.com, for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. See "Where You Can Find Additional Information".

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada (the "MJDS"), to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference into this Prospectus have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") and are subject to Canadian and U.S. auditing and auditor independence standards.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities. See "Certain Income Tax Considerations".

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated or organized under the laws of Alberta, Canada, that some or all of our officers and directors are residents of Canada, that some or all of the underwriters or experts named in this Prospectus are residents of Canada, and that all or a substantial portion of our assets and the assets of such persons are located outside the United States. See "Enforcement of Civil Liabilities".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our issued and outstanding Common Shares are listed for trading on the Toronto Stock Exchange ("TSX") under the trading symbol "WPRT" and on the Nasdaq Global Select Market ("Nasdaq") under the trading symbol "WPRT". On May 17, 2023, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was Cdn.$0.97 per Common Share and the closing price of the Common Shares on Nasdaq was U.S.$0.73 per Common Share. Any offering of Securities other than Common Shares will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Securities to be offered thereunder will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Securities other than Common Shares may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any applicable Prospectus Supplement. This may affect the pricing of these Securities in the secondary market (if any), the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See "Risk Factors".

No underwriter has been involved in the preparation of, or has performed a review of, the contents of this Prospectus.

Subject to applicable laws, and other than in relation to an ATM Distribution, in connection with any offering of Securities, the underwriters, dealers or agents, as the case may be, may over-allot or conduct transactions intended to stabilize, maintain or otherwise affect the market price for the Securities at levels other than those which otherwise might prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. See "Plan of Distribution".

No underwriter or dealer of an ATM Distribution, and no person or company acting jointly or in concert with such underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under this Prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities. The Prospectus Supplement relating to a particular offering of Securities will identify each person who may be deemed to be an underwriter, dealer or agent, as the case may be, with respect to such offering and will set forth the terms of the offering of such Securities, including, to the extent applicable, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, the public offering price, the proceeds expected to be received by us or any selling security holder, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution will be named in the related Prospectus Supplement.

D. Hancock, R. Forst, V. Schaller and E. Wheatman, each a director of the Corporation, D. Johnson, the Chief Executive Officer and director of the Corporation, and W. Larkin, the Chief Financial Officer of the Corporation, reside outside of Canada. Each of the foregoing has appointed Bennett Jones LLP, 4500 – 855 2nd Street S.W., Calgary, Alberta T2P 4K7, as their agent for service of process. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process. See "Agent for Service of Process".

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

Our head office is located at 1691 West 75th Avenue, Vancouver, British Columbia V6P 6P2, and our registered office is located at 4500 – 855 2nd Street S.W., Calgary, Alberta T2P 4K7.

TABLE OF CONTENTS

DEFINITIONS AND OTHER MATTERS

In this Prospectus and any Prospectus Supplement, unless otherwise indicated, references to "we", "us", "our", "Westport Fuel Systems" or the "Corporation" are to Westport Fuel Systems Inc. All references to "dollars", "Cdn.$" or "$" are to Canadian dollars and all references to "U.S.$" are to United States dollars. Unless otherwise indicated, all financial information included and incorporated by reference into this Prospectus and any Prospectus Supplement is determined using U.S. GAAP.

NON-GAAP FINANCIAL MEASURES

Certain documents incorporated by reference in this Prospectus refer to certain financial and other measures that are not determined in accordance with U.S. GAAP and include forward-looking information. Such performance measures are employed by our management internally to measure operating and economic performance and to assist in business decision-making, as well as providing key performance information to senior management. We believe that, in addition to conventional measures prepared in accordance with U.S. GAAP, certain investors and other stakeholders also use this information to evaluate our operating and financial performance; however, these non-GAAP performance measures do not have any standardized meaning. Accordingly, these performance measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP. Other companies may calculate EBIT, EBITDA, Adjusted EBITDA, gross margin, gross margin as a percentage of revenue, net working capital, and non-current liabilities differently.

In addition to conventional measures prepared in accordance with U.S. GAAP, the Corporation uses EBIT, EBITDA, Adjusted EBITDA, gross margin, gross margin as a percentage of revenue, net working capital, and non-current liabilities. For information regarding the non-GAAP financial measures used by the Corporation, including the composition of these measures, how management utilizes each non-GAAP financial measure and, where applicable, a reconciliation of the Corporation's historical non-GAAP financial measures to the most directly comparable measure calculated in accordance with U.S. GAAP for the applicable period then ended, please see "Non-GAAP Financial Measures" in the Annual MD&A. Specifically, the sections of the Annual MD&A titled "Non-GAAP Financial Measures" include information that has been incorporated by reference for these non-GAAP and other financial measures. The Annual MD&A is available on our SEDAR profile at www.sedar.com.

See "Documents Incorporated by Reference".

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Prospectus and any Prospectus Supplement, and in certain documents incorporated by reference in this Prospectus, constitute forward-looking statements and forward-looking information (collectively referred to as "forward-looking statements"). When used in such documents, the words "may", "would", "could", "will", "intend", "plan", "anticipate", "believe", "estimate", "expect", "project" and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. In particular, this Prospectus and the documents incorporated by reference into this Prospectus contain forward-looking statements which include, but are not limited to, the manner in which the selling securityholders may sell Securities; the filing of one or more Prospectus Supplement(s); the expansion of our product offering; the consolidation of the Corporation's issued and outstanding Common Shares, the timing of such consolidation, the consolidation ratio to be applied and the approval of the consolidation by the TSX and the Nasdaq; the long-term replacement of fossil fuels with low/zero emissions propulsion systems for transportation; the future role of liquified natural gas ("LNG"), biomethane and hydrogen; the future supply of, demand for, and costs of hydrogen; and our business objectives and the expected impacts of previously announced acquisitions and developments.

In addition to those forward-looking statements referred to above, readers should also refer to the AIF (as defined below), under the heading "Forward-Looking Information" and the Annual MD&A (as defined below) under the heading "Forward-Looking Statements", both of which are incorporated by reference into this Prospectus, for a list of some additional forward-looking statements made by us in this Prospectus and the documents incorporated by reference into this Prospectus.

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Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements due to several uncertainties and risks, including the risks described in this Prospectus, any Prospectus Supplement and in the documents incorporated by reference into this Prospectus and other unforeseen risks. Such risks, uncertainties, factors and assumptions include, without limitation:

•	supply of, demand for and price of lower/zero emission propulsion systems for transportation;

•	actions of government and governmental authorities, including, without limitation, the implementation of policies or other measures that promote the supply of and demand for LNG, biomethane and hydrogen;

•	conditions in the hydrogen and other industries, including fluctuations in the supply, demand and price for hydrogen;

•	market acceptance of our products;

•	product development delays and delays in contractual commitments;

•	changing environmental regulations;

•	the ability to attract and retain business partners;

•	the success of our business partners and original equipment manufacturers ("OEMs") with whom we partner;

•	future levels of government funding and incentives;

•	competition from other technologies;

•	price differential between compressed natural gas, liquid natural gas, liquid petroleum gas and hydrogen relative to petroleum-based fuels;

•	limitations on our ability to protect our intellectual property;

•	potential claims or disputes in respect of our intellectual property;

•	limitations in our ability to successfully integrate acquired businesses;

•	limitations in the development of natural gas and hydrogen refueling infrastructure;

•	the ability to provide the capital required for research, product development, operations and marketing;

•	there could be unforeseen claims made against us;

•	our international business operations could expose us to regulatory risks or factors beyond our control such as currency exchange rates, changes in governmental policy, trade barriers, trade embargoes, investigation of sanctions relating to corruption of foreign public officials or international sanctions and delays in the development of international markets for our products;

•	other risks relating to our Common Shares and Debt Securities;

•	negative operating cash flows;

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•	risk of conflict related to directors and officers of Westport Fuel Systems who may currently, or in the future, also serve as directors and/or officers of other public companies that may be involved in the same industry as Westport Fuel Systems; and

•	those other risks discussed in the AIF under the heading "Risk Factors" and in the Annual MD&A under the heading "Forward-Looking Statements".

Any forward-looking statement is made only as of the date of this Prospectus or the applicable document incorporated by reference into this Prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after we distribute this Prospectus, except as otherwise required by law.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference into this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from Investor Relations at 1691 West 75th Avenue, Vancouver, British Columbia V6P 6P2, telephone (604) 718-2046. Copies of documents incorporated by reference are also available electronically at www.sedar.com.

We have filed the following documents with the securities commissions or similar regulatory authorities in certain of the provinces of Canada and such documents are specifically incorporated by reference into this Prospectus:

•	the annual information form of Westport Fuel Systems for the year ended December 31, 2022 dated March 6, 2023 (the "AIF");

•	the management proxy circular dated March 6, 2023, relating to the annual general and special meeting of shareholders held on April 6, 2023;

•	audited consolidated financial statements as at December 31, 2022 and December 31, 2021 and for the years ended December 31, 2022 and December 31, 2021, together with the notes thereto, and the auditors' report thereon; and

•	management's discussion and analysis of financial condition and results of operations dated March 13, 2023 for the fiscal year ended December 31, 2022 (the "Annual MD&A").

Any documents of the type required by National Instrument 44-101 Short Form Prospectus Distributions of the Canadian Securities Administrators to be incorporated by reference in a short form prospectus, including any annual information form, comparative annual financial statements and the auditors' report thereon, comparative unaudited interim financial statements, management's discussion and analysis of financial condition and results of operations, material change report (except a confidential material change report), business acquisition report and information circular, if filed by us with the securities commissions or similar authorities in the provinces of Canada after the date of this Prospectus and before the termination of the distribution shall be deemed to be incorporated by reference into this Prospectus.

To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with the SEC on Form 40-F or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part, if and to the extent expressly provided in such filings. In addition, we have and will incorporate by reference into this Prospectus from documents that we file with the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"). Our U.S. filings are electronically available from the SEC's Electronic Document Gathering and Retrieval System, which may be accessed at www.sec.gov.

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Any "template version" of any "marketing materials" (as such terms are defined in National Instrument 41-101 General Prospectus Requirements) filed by the Corporation after the date of a Prospectus Supplement and before the termination of the distribution of Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) will be deemed to be incorporated by reference into such Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Upon a new annual information form, audited annual consolidated financial statements and related management's discussion and analysis being filed by us with, and where required, accepted by, the securities commission or similar regulatory authority in each of the provinces of Canada during the term of this Prospectus, the previous annual information form, the previous audited consolidated annual financial statements and related management's discussion and analysis, all unaudited interim consolidated financial statements and related management's discussion and analysis, material change reports and business acquisition reports filed prior to the commencement of our financial year in which the new annual information form and related audited annual consolidated financial statements and management's discussion and analysis are filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon new unaudited interim consolidated financial statements and related management's discussion and analysis being filed by us with the securities commission or similar regulatory authority in each of the provinces of Canada during the term of this Prospectus, all unaudited interim consolidated financial statements and related management's discussion and analysis filed prior to the new unaudited interim consolidated financial statements and related management's discussion and analysis shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new information circular relating to an annual meeting of holders of Common Shares being filed by us with the securities commission or similar regulatory authority in each of the provinces of Canada during the term of this Prospectus, the information circular for the preceding annual meeting of holders of Common Shares shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

One or more Prospectus Supplements containing the specific variable terms for an issue of the Securities and other information in relation to such Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference into this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

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We are subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation, and in accordance therewith we file reports and other information with the SEC and with the securities regulatory authorities in Canada. Under the MJDS adopted by Canada and the United States, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies.

Investors may read any document that we have filed with the SEC and may also obtain copies of those documents by paying a fee at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. Investors may read and download some of the documents we have filed with the SEC at the SEC's Electronic Data Gathering, Analysis and Retrieval system at www.sec.gov. We are also subject to filing requirements prescribed by the securities legislation of all Canadian provinces. These filings are available electronically from SEDAR at www.sedar.com.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation existing under the Business Corporations Act (Alberta). A number of our officers and directors and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States.

We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws or the securities laws of any state of the United States.

We have been advised by our Canadian counsel that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We filed with the SEC, concurrently with our registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of the Securities under this Prospectus.

WESTPORT FUEL SYSTEMS INC.

Our governing corporate statute is the Business Corporations Act (Alberta). Our head office and principal place of business is at 1691 West 75th Avenue, Vancouver, British Columbia V6P 6P2. Our registered office is at 4500 Bankers Hall East, 855 – 2nd Street S.W., Calgary, Alberta T2P 4K7.

OUR BUSINESS

Westport Fuel Systems is a global organization focused on engineering, manufacturing, and supply of alternative fuel systems and components for transportation applications. We believe that alternative fuels, such as liquified petroleum gas ("LPG"), natural gas, biomethane, and hydrogen, provide environmental and economic advantages to common liquid fossil fuels like gasoline and diesel fuels in many applications, offering compelling environmental, economic, and energy security benefits.

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Westport Fuel Systems supplies advanced fuel delivery components and systems that address lower emissions regulations to create a greener and cleaner tomorrow. By creating a path to carbon neutrality, our technologies deliver the performance and fuel efficiency required by transportation applications and deliver the environmental benefits that address climate change and urban air quality challenges. Headquartered in Vancouver, Canada, with operations in Europe, Asia, North America, and South America, we serve customers in more than 70 countries with leading global transportation brands through a network of distributors, service providers for the aftermarket and directly to original equipment manufacturers ("OEMs") and Tier 1 and Tier 2 OEM suppliers. We also provide delayed OEM ("DOEM") offerings and engineering services to our customers and partners globally. Today, our products and services are available for passenger cars and light-, medium- and heavy-duty trucks and off-road applications.

As new stringent environmental regulations mandating greenhouse gas emission ("GHG") and air pollutant reductions have been introduced in key global markets, we are leveraging our market-ready products and customer base to capitalize on these opportunities. In addition to our operational competency in well-established transportation markets, our development of new technologies provides us a leadership position in gaseous alternative fuel systems which is expected to drive future growth. With a decades-long track record of innovation and specialized engineering capabilities, Westport Fuel Systems possesses a strong and unique intellectual property position as evidenced by our substantial patent portfolio, trade secrets and copyrights and other intellectual property rights.

RECENT DEVELOPMENTS

At the Corporation's annual general and special meeting of shareholders, held on April 6, 2023, shareholders passed a special resolution authorizing the Board, in its discretion, to approve an amendment to the Articles of the Corporation to consolidate the Corporation's issued and outstanding Common Shares into a lesser number of issued and outstanding Common Shares (the "Consolidation"). The Board has approved the Consolidation on the basis of one (1) post-Consolidation Common Share for every ten (10) pre-Consolidation Common Shares outstanding. The Consolidation will reduce the number of outstanding common shares of the Company from 171,719,337 to approximately 17,171,934, subject to rounding for fractional shares. The Consolidation will not affect any shareholder's percentage ownership of the Corporation, except to the extent that any shareholder's percentage ownership is reduced by virtue of the fact that no fractional shares will be issued as a result of the Consolidation, as entitlements will be rounded down to the nearest whole number of Common Shares.

The Consolidation is subject to the approval of the TSX and the Nasdaq and is expected to become effective in early June.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and debt capitalization of the Corporation, on a consolidated basis, since December 31, 2022 to the date of this Prospectus.

USE OF PROCEEDS

Unless otherwise indicated in an applicable Prospectus Supplement relating to an offering of Securities, we expect to use the net proceeds we receive from the sale of Securities to finance future growth opportunities including acquisitions and investments, to finance our capital expenditures, to reduce our outstanding indebtedness or for working capital purposes, as will be further described in one or more Prospectus Supplements. All Prospectus Supplements under this Prospectus will include reasonable detail of the use of proceeds from any offering of Securities hereunder. The amount of net proceeds to be used for each of the principal purposes will be described in the applicable Prospectus Supplement. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents will be paid out of our general funds. From time to time, we may issue debt securities or incur additional indebtedness other than through the issue of Securities pursuant to this Prospectus. We will not receive any proceeds from any sales of Securities by any selling securityholders pursuant to a secondary offering. More detailed information regarding anticipated expenses associated with any underwriter, broker, dealer manager or similar securities industry professionals in respect of any sales by us or a selling securityholder will be described in any applicable Prospectus Supplement.

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As disclosed in the Annual Financial Statements, the Corporation has negative cash flow from operating activities. To the extent that the Corporation has negative cash flow in any future period, certain of the net proceeds from an offering of Securities may be used to fund such negative cash flow from operating activities. Each applicable Prospectus Supplement will contain specific information concerning whether, and if so, to what extent, the Corporation will use the proceeds of the distribution to fund any anticipated negative cash flow from operating activities in future periods. See "Risk Factors".

There may be circumstances where, on the basis of results of operations or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Corporation will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Corporation spends in connection with each intended use of proceeds may vary from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including the risk factors set forth in the applicable Prospectus Supplement and the documents incorporated by reference herein and therein.

PLAN OF DISTRIBUTION

New Issue

We may sell Securities to or through underwriters, dealers, placement agents or other intermediaries and also may sell Securities directly to purchasers or through agents, subject to obtaining any applicable exemption from registration requirements.

The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at non-fixed prices, such as market prices prevailing at the time of sale or prices related to such prevailing market prices to be negotiated with purchasers, including sales in transactions that are deemed to be ATM Distributions, including sales made directly on the TSX, the Nasdaq or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement.

In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers, placement agents or other intermediaries that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.

If so indicated in the applicable Prospectus Supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplement or supplements, which will also set forth the commission payable for solicitation of these contracts.

The Prospectus Supplement relating to any offering of Securities will also set forth the terms of the offering of the Securities, including, to the extent applicable, the initial offering price, the proceeds to us, the underwriting discounts or commissions, and any other discounts or concessions to be allowed or reallowed to dealers. Underwriters with respect to any offering of Securities sold to or through underwriters will be named in the Prospectus Supplement relating to such offering.

Under agreements which may be entered into by us, underwriters, dealers, placement agents and other intermediaries who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under applicable securities legislation. The underwriters, dealers, placement agents and other intermediaries with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

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Any offering of Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units that is not a secondary offering will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units may be sold and purchasers may not be able to resell Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Certain dealers may make a market in the Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units or as to the liquidity of the trading market, if any, for the Preferred Shares, Subscription Receipts, Warrants, Debt Securities or Units.

Subject to applicable laws, and other than in relation to an ATM Distribution, in connection with any offering of Securities, the underwriters, dealers or agents, as the case may be, may over-allot or conduct transactions intended to stabilize, maintain or otherwise affect the market price for the Securities at levels other than those which otherwise might prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

No underwriter or dealer of an ATM Distribution, and no person or company acting jointly or in concert with such underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under this Prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

Secondary Offering

This Prospectus may also, from time to time, relate to the offering of our Securities by certain selling securityholders. The selling securityholders may sell all or a portion of our Securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If our Securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions. Our Securities may be sold by the selling securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, as follows:

•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144 under the U.S. Securities Act;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such Securities at a stipulated price per Security;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling our Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of our Securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of our Securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our Securities in the course of hedging in positions they assume. The selling securityholders may also sell our Securities short and deliver our Securities covered by this Prospectus to close out short positions and to return borrowed Securities in connection with such short sales.

The selling securityholders may also loan or pledge our Securities to broker-dealers that in turn may sell such Securities. The selling securityholders may pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell our Securities from time to time pursuant to this Prospectus or any supplement to this Prospectus filed under General Instruction II.L. of Form F-10 under the U.S. Securities Act, amending, if necessary, the list of selling securityholders to include, pursuant to a prospectus amendment or Prospectus Supplement, the pledgee, transferee or other successors in interest as selling securityholders under this Prospectus. The selling securityholders also may transfer and donate our Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

The selling securityholders and any broker-dealer participating in the distribution of our Securities may be deemed to be "underwriters" within the meaning of the U.S. Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the U.S. Securities Act. At the time a particular offering of our Securities is made, a Prospectus Supplement, if required, will be distributed which will identify the selling securityholders and provide the other information set forth under "Selling Securityholders", set forth the aggregate amount of our Securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, our Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states our Securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any securityholder will sell any or all of our Securities registered pursuant to the registration statement, of which this Prospectus forms a part.

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The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of Canadian and United States securities legislation and the rules and regulations thereunder, including, without limitation, Regulation M under the U.S. Exchange Act, which may limit the timing of purchases and sales of any of our Securities by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of our Securities to engage in market-making activities with respect to our Securities. All of the foregoing may affect the marketability of our Securities and the ability of any person or entity to engage in market-making activities with respect to our Securities.

Once sold under the shelf registration statement, of which this Prospectus forms a part, our Securities will be freely tradable in the hands of persons other than our affiliates.

EARNINGS COVERAGE

If we offer Debt Securities or Preferred Shares having a term to maturity in excess of one year, under this Prospectus and any applicable Prospectus Supplement, the applicable Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such securities.

DESCRIPTION OF COMMON SHARES

The following description of our Common Shares is a summary only and is qualified in its entirety by reference to our articles of incorporation, which have been filed with the securities commission or similar regulatory authority in each of the provinces of Canada, and are available for review at www.sedar.com.

We are authorized to issue an unlimited number of Common Shares. Each Common Share entitles the holder to: (i) one vote per share held at meetings of shareholders; (ii) receive such dividends as declared by us, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Shares and our credit facilities; and (iii) receive our remaining property and assets upon dissolution or winding up. Our Common Shares are not subject to any future call or assessment and there are no pre-emptive, conversion or redemption rights attached to such shares.

In the event of our merger or consolidation with or into another entity, in connection with which our Common Shares are converted into or exchanged for shares or other securities of another entity or property (including cash), all holders of our Common Shares will thereafter be entitled to receive the same kind and number of securities or kind of property (including cash). Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Shares having liquidation preferences, if any, the holders of our Common Shares will be entitled to receive pro rata our remaining assets available for distribution.

DESCRIPTION OF PREFERRED SHARES

The following description of our Preferred Shares is a summary only and is qualified in its entirety by reference to our articles of incorporation, which have been filed with the securities commission or similar regulatory authority in each of the provinces of Canada, and are available for review at www.sedar.com.

We are authorized to issue an unlimited number of Preferred Shares issuable in series with no par value, none of which are currently outstanding. Our board of directors has the authority to determine, with respect to any series of Preferred Shares, the rights, privileges, restrictions and conditions of that series, including:

•	the designation of the series;

•	the number of shares of the series, which our board may, except where otherwise provided in the provisions applicable to such series, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

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•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Corporation or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates at which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Subject to any rights, privileges, restrictions and conditions that may have been determined by the directors to apply to any series of Preferred Shares, the holders of our Preferred Shares shall have no right to receive notice of or to be present at or vote either in person, or by proxy, at any of our general meetings by virtue of or in respect of their holding of Preferred Shares.

Subject to any rights, privileges, restrictions and conditions that may have been determined by the directors to apply to any series of Preferred Shares or any restrictions in any of our debt agreements, the directors shall have complete uncontrolled discretion to pay dividends on any class or classes of shares or any series within a class of shares issued and outstanding in any particular year to the exclusion of any other class or classes of shares or any series within a class of shares out of any or all profits or surplus available for dividends.

On our winding-up, liquidation or dissolution or upon the happening of any other event giving rise to a distribution of our assets other than by way of dividend amongst our shareholders for the purposes of winding-up its affairs, subject to any rights, privileges, restrictions and conditions that may have been determined by the board of directors to attach to any series of Preferred Shares, the holders of all Common Shares and Preferred Shares shall be entitled to participate pari passu.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following description of the terms of Subscription Receipts sets forth certain general terms and provisions of Subscription Receipts in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts.

Subscription Receipts may be offered separately or in combination with one or more other Securities. The Subscription Receipts will be issued under a subscription receipt agreement. A copy of the subscription receipt agreement will be filed by us with the applicable securities commission or similar regulatory authorities after it has been entered into by us and will be available electronically at www.sedar.com.

Pursuant to the subscription receipt agreement, original purchasers of Subscription Receipts may have a contractual right of rescission against Westport Fuel Systems, following the issuance of the underlying Common Shares or other securities to such purchasers upon the surrender or deemed surrender of the Subscription Receipts, to receive the amount paid for the Subscription Receipts in the event that this Prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Subscription Receipts.

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The description of general terms and provisions of Subscription Receipts described in any Prospectus Supplement will include, where applicable:

•	the number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	if other than Canadian dollars, the currency or currency unit in which the Subscription Receipts are denominated;

•	the procedures for the exchange of the Subscription Receipts into Common Shares or other securities;

•	the number of Common Shares or other securities that may be obtained upon exercise of each Subscription Receipt;

•	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	the terms applicable to the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	the material tax consequences of owning the Subscription Receipts; and

•	any other material terms, conditions and rights (or limitations on such rights) of the Subscription Receipts.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Subscription Receipts described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Subscription Receipts.

DESCRIPTION OF WARRANTS

The following description of the terms of Warrants sets forth certain general terms and provisions of Warrants in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Warrants offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Warrants.

Warrants may be offered separately or in combination with one or more other Securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable Prospectus Supplement will include details of the warrant agreements covering the Warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of the warrant agreement will be filed by us with the applicable securities commission or similar regulatory authorities after it has been entered into by us and will be available electronically at www.sedar.com.

Pursuant to the warrant agreement, original purchasers of Warrants may have a contractual right of rescission against Westport Fuel Systems, following the issuance of the underlying Common Shares or other securities to such purchasers upon the exercise or deemed exercise of the Warrants, to receive the amount paid for the Warrants and the amount paid upon exercise of the Warrants in the event that this Prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Warrants.

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The description of general terms and provisions of Warrants described in any Prospectus Supplement will include, where applicable:

•	the designation and aggregate number of Warrants offered;

•	the price at which the Warrants will be offered;

•	if other than Canadian dollars, the currency or currency unit in which the Warrants are denominated;

•	the designation and terms of the Common Shares that may be acquired upon exercise of the Warrants;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•	the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each Warrant;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;

•	the minimum or maximum amount, if any, of Warrants that may be exercised at any one time;

•	whether the Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

•	any other material terms, conditions and rights (or limitations on such rights) of the Warrants.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Warrants that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Warrants.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of Debt Securities sets forth certain general terms and provisions of Debt Securities in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Debt Securities offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Debt Securities. Debt Securities may be offered separately or in combination with one or more other Securities. We may, from time to time, issue Debt Securities and incur additional indebtedness other than through the issuance of Debt Securities pursuant to this Prospectus.

Debt Securities will be issued under one or more indentures (each, an "Indenture"), in each case between Westport Fuel Systems and an appropriately qualified financial institution authorized to carry on business as a trustee (each, a "Trustee").

The following description sets forth certain general terms and provisions of Debt Securities. The description is not, however, exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable Indenture. Accordingly, reference should also be made to the applicable Indenture, a copy of which will be filed by us with applicable provincial securities commissions or similar regulatory authorities in Canada after it has been entered into and before the issue of any Debt Securities thereunder, and will be available electronically on SEDAR at www.sedar.com.

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The Debt Securities may be issued from time to time in one or more series. We may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Indenture, a series of Debt Securities may be reopened for issuance of additional Debt Securities of that series.

The Debt Securities will be direct secured or unsecured obligations of Westport Fuel Systems, and will constitute senior or subordinated indebtedness of Westport Fuel Systems as described in the applicable Prospectus Supplement. If the Debt Securities are unsecured senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of Westport Fuel Systems from time to time issued and outstanding which is not subordinated. If the Debt Securities are subordinated indebtedness, they will be subordinated to senior indebtedness of Westport Fuel Systems as described in the applicable Prospectus Supplement and their ranking with respect to other subordinated indebtedness of Westport Fuel Systems from time to time outstanding will be as described in the applicable Prospectus Supplement. We reserve the right to specify in a Prospectus Supplement whether a particular series of subordinated Debt Securities is subordinated to any other series of subordinated Debt Securities.

The particular terms and provisions of each issue of Debt Securities will be described in the applicable Prospectus Supplement. This description will include, as applicable:

•	the designation, aggregate principal amount and authorized denominations of the Debt Securities;

•	any limit upon the aggregate principal amount of the Debt Securities;

•	the currency for which the Debt Securities may be purchased and in which the principal and any premium or interest is payable (in either case, if other than Canadian dollars);

•	the offering price of the Debt Securities and percentage of the principal amount at which they will be issued;

•	the date(s) on which the Debt Securities will be issued and delivered;

•	the date(s) on which the Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determining such date(s);

•	the rate(s) per annum (either fixed or floating) at which the Debt Securities will bear interest (if any) and, if floating, the method of determining such rate(s);

•	the date(s) from which any interest obligation will accrue and on which interest will be payable, and the record date(s) for the payment of interest or the method of determining such date(s);

•	any security or guarantees given in respect of the Debt Securities;

•	the ranking of the Debt Securities and if applicable, their subordination to other indebtedness of Westport Fuel Systems;

•	the identity of the Trustee under the applicable Indenture pursuant to which the Debt Securities are to be issued;

•	any redemption terms, or terms under which the Debt Securities may be defeased prior to maturity;

•	any repayment or sinking fund provisions;

•	events of default and covenants in respect of the Debt Securities;

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•	whether the Debt Securities are to be issued in registered form or in the form of temporary or permanent global securities, and the basis of exchange, transfer and ownership thereof;

•	whether the Debt Securities may be converted or exchanged for other securities of Westport Fuel Systems or any other entity;

•	if applicable, our ability to satisfy all or a portion of any redemption of the Debt Securities, payment of any premium or interest thereon, or repayment of the principal owing upon the maturity through the issuance of securities of Westport Fuel Systems or of any other entity, and any restrictions on the persons to whom such securities may be issued;

•	provisions governing amendments to the Indenture; and

•	any other material terms, conditions or other provisions applicable to the Debt Securities, including, without limitation, transferability, adjustment terms and whether the subscription receipts will be listed on an exchange.

We reserve the right to include in a Prospectus Supplement specific terms and provisions pertaining to the Debt Securities in respect of which the Prospectus Supplement is filed that are not within the variables and parameters set forth in this Prospectus. To the extent that any terms or provisions or other information pertaining to the Debt Securities described in a Prospectus Supplement differ from any of the terms or provisions or other information described in this Prospectus, the description set forth in this Prospectus shall be deemed to have been superseded by the description set forth in the Prospectus Supplement with respect to those Debt Securities.

DESCRIPTION OF UNITS

We may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units.

The particular terms of each issue of Units will be described in the related Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Units offered;

•	the price at which the Units will be offered;

•	if other than Canadian dollars, the currency or currency unit in which the Units are denominated;

•	the terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	the number of Securities that may be purchased upon exercise of each Unit and the price at which and currency or currency unit in which that amount of Securities may be purchased upon exercise of each Unit;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

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•	any other material terms, conditions and rights (or limitations on such rights) of the Units.

We reserve the right to set forth in a Prospectus Supplement specific terms of the Units that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Units described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Units.

PRIOR SALES

The following table summarizes the issuance by the Corporation of Common Shares or securities that are convertible into Common Shares for the 12-month period prior to the date of this Prospectus.

Date of Issuance	Securities	Number of Securities	Exercise or Weighted Average Issue Price per Security (US$)
2022
May 1 – 31	Common Shares(1)	25,001	1.86
June 1 – 30	Common Shares(1)	9,259	1.09
July 1 – 31	Common Shares(1)	-	-
August 1-31	Common Shares(1)	36,097	1.05
September 1 – 30	Common Shares(1)	41,144	1.69
October 1 – 31	Common Shares(1)	-	-
November 1-30	Common Shares(1)	5,769	2.87
December 1-31	Common Shares(1)	1,117	4.76
May 12	RSUs(2)	265,000	1.00
May 12	DSUs(2)	325,000	1.00
May 24	RSUs(2)	36,097	1.08
May 25	RSUs(2)	9,259	1.11
September 19	RSUs(2)	7,810	1.04
2023
January 1-31	Common Shares(1)	416,172	2.97
February 1-28	Common Shares(1)	-	-
March 1-31	Common Shares(1)	-	-
April 1-30	Common Shares(1)	-	-
May 1 – 17	Common Shares(1)	-	-
March 21	RSUs(2)	1,393,557	1.28
March 21	PSUs(2)	1,501,629	0.99
May 11	RSUs(2)	82,072	0.76
May 11	DSUs(2)	776,314	0.76

Notes:

(1)	Represents the issuance of Common Shares issued upon exercise of restricted share units ("RSUs") and bonus shares under the Westport Fuel Systems Omnibus Plan.

(2)	Represents the issuance of RSUs, performance share units ("PSUs") and deferred share units ("DSUs") under the Westport Fuel Systems Omnibus Plan. Common Shares issued upon exercise of RSUs and PSUs have no exercise price. The price per Common Share set forth in the above table is the fair value per Common Share as of the grant date.

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MARKET FOR SECURITIES

Our outstanding Common Shares are listed and posted for trading on the TSX under the trading symbol "WPRT" and on Nasdaq under the trading symbol "WPRT". The following table sets forth the market price ranges and the aggregate volume of trading of the Common Shares on the TSX and Nasdaq for the periods indicated. On May 17, 2023, the last completed trading day prior to the date of this Prospectus, the closing price of the Common Shares listed on the TSX was Cdn$0.97 per Common Share and U.S.$0.73 as listed on the Nasdaq. The table below was populated based on data generated by Bloomberg Terminal for trading on the TSX and by Nasdaq's website for trading on the Nasdaq.

	TSX			Nasdaq
	High (Cdn.$)	Low (Cdn.$)	Volume (Millions)	High (U.S.$)	Low (U.S.$)	Volume (Millions)
Period
2022
March	3.14	1.47	11.62	2.73	1.14	80.97
April	2.21	1.25	6.23	1.77	0.95	27.41
May	1.69	1.29	8.74	1.33	1.00	28.03
June	1.73	1.25	2.53	1.39	0.96	14.95
July	1.57	1.37	2.67	1.22	1.05	16.25
August	2.05	1.21	4.38	1.60	0.87	22.51
September	1.55	1.12	1.49	1.19	0.80	14.26
October	1.31	1.01	1.09	0.97	0.75	8.01
November	1.32	1.02	1.95	0.98	0.75	14.87
December	1.38	1.28	1.30	1.02	0.95	13.07
2023
January	1.40	1.04	1.81	1.03	0.77	7.21
February	1.80	1.34	2.59	1.33	0.99	1.56
March	1.84	1.10	2.7	1.34	0.80	12.8
April	1.30	0.94	1.48	0.95	0.74	10.11
May 1-17	1.07	0.89	0.83	0.81	0.66	4.54

SELLING SECURITYHOLDERS

This Prospectus may also, from time to time, relate to the offering of Securities by way of a secondary offering by certain selling securityholders. The terms under which the Securities will be offered by selling securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of the Securities by selling securityholders will include, without limitation, where applicable: (i) the names of the selling securityholders; (ii) the number or amount of our Securities of the class being distributed owned, controlled or directed by each selling securityholder; (iii) the number or amount of our Securities of the class being distributed for the account of each selling securityholder; (iv) the number or amount of Securities of any class, to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding Securities; (v) whether the Securities of the class being distributed are owned by the selling securityholders both of record and beneficially, of record only or beneficially only; (vi) if the selling securityholder purchased the Securities of the class being distributed within two years preceding the date of the Prospectus Supplement, the date or dates the selling securityholder acquired the Securities; and (vii) if the selling securityholder acquired the Securities of the class being distributed in the 12 months preceding the date of the Prospectus, the cost thereof to the securityholder in the aggregate and on a per Security basis.

RISK FACTORS

Risk factors relating to our business are discussed in our AIF, our Annual MD&A, and certain other documents incorporated by reference or deemed to be incorporated by reference into this Prospectus, which risk factors are incorporated by reference into this Prospectus. An investment in our business involves risk, and prospective purchasers of Securities should consider carefully such risk factors, as well as the other information contained in and incorporated by reference into this Prospectus and, if applicable, in the applicable Prospectus Supplement before purchasing Securities offered hereby. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations or cash flows, or your investment in the Securities could be materially adversely affected. You could lose all or part of your investment in the Securities.

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The Corporation has negative cash flow from operating activities. There is no assurance that sufficient revenues will be generated in the near future to result in positive cash flow from operating activities. To the extent that the Corporation has negative operating cash flows in future periods, it may need to deploy a portion of its existing working capital to fund such negative cash flows. The Corporation may be required to raise additional funds through the issuance of additional equity securities or through loan financing. There is no assurance that additional capital or other types of financing will be available if needed or that such sources of financing will be on terms at least as favourable to the Corporation as those previously obtained, or at all. The Corporation's ability to successfully raise additional capital and maintain liquidity may be impaired by factors outside of its control.

Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the risk factors described in the documents incorporated by reference herein and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. Additional risks and uncertainties of which the Corporation currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Corporation's business, financial condition and results of operation. The Corporation can provide no assurance that it will successfully address any or all of these risks.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities offered thereunder, and may also include a discussion of certain United States federal income tax consequences to the extent applicable. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

EXEMPTIONS

Pursuant to a decision of the Autorité des marchés financiers dated April 13, 2023, Westport Fuel Systems was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference herein and any Prospectus Supplement to be filed in relation to an ATM Distribution. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an ATM Distribution) be translated into French if Westport Fuel Systems offers Securities to Québec purchasers in connection with an offering other than in relation to an ATM Distribution.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement, certain legal matters relating to the offering of the securities will be passed upon for us by Bennett Jones LLP and Latham & Watkins LLP. In addition, certain legal matters in connection with any offering of securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

As of the date of this Prospectus, to the best of our knowledge, the partners and associates of Bennett Jones LLP, as a group, beneficially own, directly or indirectly, less than 1% of our securities.

AGENT FOR SERVICE OF PROCESS

Certain directors of the Corporation and certain executive officers of the Corporation who have signed certificates in this Prospectus reside outside of Canada. Each of (i) D. Johnson, Chief Executive Officer and a director of the Corporation, (ii) D. Hancock, a director of the Corporation, (iii) R. Forst, a director of the Corporation, (iv) V. Schaller, a director of the Corporation, (v) E. Wheatman, a director of the Corporation, and (vi) W. Larkin, Chief Financial Officer of the Corporation, reside outside of Canada. These individuals have appointed the following agent for service of process:

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Name of Persons	Name and Address of Agent
D. Johnson, D. Hancock, R. Forst, V. Schaller, E. Wheatman and W. Larkin	Bennett Jones LLP, 4500 – 855 2nd Street S.W., Calgary, Alberta T2P 4K7

Prospective investors are advised that it may not be possible for investors to enforce judgements obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

AUDITORS

The consolidated financial statements of Westport Fuel Systems as of December 31, 2022 and 2021 and for each of the years in the two-year period ended December 31, 2022, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG LLP have confirmed with respect to Westport Fuel Systems that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to Westport Fuel Systems under all relevant US professional and regulatory standards.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the registration statement on Form F-10 of which this Prospectus forms a part:

•	the documents referred to under "Documents Incorporated by Reference" in this Prospectus;

•	the consent of our auditors, KPMG LLP;

•	the consent of our Canadian counsel, Bennett Jones LLP;

•	the consent of our United States counsel, Latham & Watkins LLP;

•	powers of attorney from our directors and officers; and

•	form of Debt Indenture.

PURCHASERS' STATUTORY AND CONTRACTUAL RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus, the accompanying Prospectus Supplement relating to securities purchased by a purchaser and any amendment thereto, irrespective of the determination at a later date of the purchase price of the securities distributed. The legislation further provides a purchaser with remedies for rescission or damages if the prospectus, an accompanying Prospectus Supplement relating to securities purchased by a purchaser or any amendment contains a misrepresentation or are not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation in the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal advisor.

Original purchasers of Debt Securities, Subscription Receipts and Warrants (including any of the foregoing contained in any Units), which are convertible into other securities of the Corporation will have a contractual right of rescission against us in respect of the conversion, exchange or exercise of such Debt Securities, Subscription Receipts and Warrants.

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The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the Warrant or Subscription Receipt, as the case may be, the amount paid upon conversion, exchange or exercise upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the convertible, exchangeable or exercisable security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights, or consult with a legal advisor.

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PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

Section 124 of the Business Corporations Act (Alberta) (the "ABCA") provides as follows:

124(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director's or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

(a)	the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director's or officer's conduct was lawful.

(2) A corporation may with the approval of the Court of King’s Bench of Alberta indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfils the conditions set out in subsection (1)(a) and (b).

(3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

(a)	was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done, and

(b)	fulfils the conditions set out in subsection (1)(a) and (b).

(3.1) A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.

(4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person

(a)	in the person's capacity as a director or officer of the corporation, or

(b)	in the person's capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation's request.

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(5) A corporation or a person referred to in subsection (1) may apply to the Court of King’s Bench of Alberta for an order approving an indemnity under this section and the Court of King’s Bench of Alberta may so order and make any further order it thinks fit.

(6) On an application under subsection (5), the Court of King’s Bench of Alberta may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

Section 7 of the By-laws of the Registrant, contains the following provisions with respect to indemnification of the Registrant's directors and officers:

7.05 Limitation of Liability

Subject to the ABCA, no director or officer for the time being of the Registrant shall be liable for the acts, receipts, neglects or defaults if any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired by the Registrant or for or on behalf of the Registrant or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Registrant shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which moneys, securities or effects shall be lodged or deposited for any loss, conversation, misapplication or misappropriation of or any damage resulting from any dealings with moneys, securities or other assets of or belonging to the Registrant or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Registrant and through a failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

7.06 Indemnity

Subject to the ABCA, the Registrant shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect to any civil, criminal or administrative action or proceedings to which he is made a party by reason of being or having been a director of officer of the Registrant or such body corporate, if:

(a)	he acted honestly and in good faith with a view to the best interests of the Registrant; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

7.07 Insurance

The Registrant may, subject to and in accordance with the ABCA, purchase and maintain insurance for the benefit of any director or officer as such against liability incurred by him.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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EXHIBITS

Exhibit No.	Description
4.1*	The Annual Information Form dated March 6, 2023, for the year ended December 31, 2022, filed with the SEC as Exhibit 99.1 to the Registrant's Annual Report on Form 40-F filed on March 13, 2023.
4.2*	The Management Information Circular dated March 6, 2023 relating to the annual general and special meeting of shareholders held on April 6, 2023, filed with the SEC as Exhibit 99.1 under cover of Form 6-K on March 13, 2023.
4.3*	The Audited Consolidated Financial Statements as at December 31, 2022 and December 31, 2021 and for the years ended December 31, 2022 and December 31, 2021 a, together with the notes thereto, and the auditors' reports thereon addressed to our shareholders and directors, filed with the SEC as Exhibit 99.2 to the Registrant's Annual Report on Form 40-F filed on March 13, 2023.
4.4*	Management's Discussion and Analysis of financial condition and results of operations dated March 13, 2023, for the year ended December 31, 2022, filed with the SEC as Exhibit 99.3 to the Registrant's Annual Report on Form 40-F filed on March 13, 2023.
5.1	Consent of KPMG LLP, independent registered public accounting firm.
5.2*	Consent of Bennett Jones LLP, filed with the SEC as Exhibit 5.2 to the Registrant’s Form F-10 on April 14, 2023.
5.3*	Consent of Latham & Watkins LLP, filed with the SEC as Exhibit 5.3 to the Registrant’s Form F-10 on April 14, 2023.
6.1*	Power of Attorney of certain officers and directors of the Registrant, filed with the SEC on the signature page to the Registrant’s Form F-10 on April 14, 2023.
7.1*	Form of Indenture (Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 if debt securities are to be offered by a Prospectus Supplement to this registration statement), filed with the SEC as Exhibit 7.1 to the Registrant’s Form F-10 on April 14, 2023.
107*	Fee Calculation, filed with the SEC as Exhibit 107 to the Registrant’s Form F-10 on April 14, 2023.

*	Previously filed or furnished to the SEC.

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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

The Registrant previously filed with the SEC a written irrevocable consent and power of attorney on Form F-X.

Any change to the name and address of the agent for service of the Registrant will be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this registration statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on May 18, 2023.

Westport Fuels Systems Inc.

/s/ William Larkin
William Larkin
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

* David M. Johnson	Chief Executive Officer and Director (Principal Executive Officer)	May 18, 2023

/s/ William Larkin William Larkin	Chief Financial Officer (Principal Financial and Accounting Officer)	May 18, 2023

* Michele J. Buchignani	Director	May 18, 2023

* Brenda J. Eprile	Director	May 18, 2023

* Rita Forst	Director	May 18, 2023

* Anthony Guglielmin	Director	May 18, 2023

* Daniel M. Hancock	Director	May 18, 2023

* Philip B. Hodge	Director	May 18, 2023

* Karl Viktor Schaller	Director	May 18, 2023

* Eileen Wheatman	Director	May 18, 2023
* By:	/s/ William Larkin William Larkin

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

/s/ William Larkin William Larkin	Authorized Representative in the United States	May 18, 2023